UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Form 8-K
Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): 09/06/2007
MOLINA HEALTHCARE, INC.
(Exact name of registrant as specified in its charter)
Commission File Number: 001-31719

DELAWARE (State or other jurisdiction of incorporation)	134204626 (IRS Employer Identification No.)
One Golden Shore Drive
Long Beach, CA 90802-4202
(Address of principal executive offices, including zip code)
562 435 3666
(Registrant’s telephone number, including area code)
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement
Item 9.01. Financial Statements and Exhibits
Signature(s)
EXHIBIT 10.1

Information to be included in the report
Item 1.01. Entry into a Material Definitive Agreement
     Molina Healthcare, Inc. (the “Company”) has entered into a Purchase Agreement, dated as of September 6, 2007, with the Alliance for Community Health, L.L.C., a Missouri limited liability company doing business as Mercy CarePlus (“Mercy CarePlus”); Sisters of Mercy Health System, a Missouri nonprofit corporation; CCP Holdings, LLC, a Missouri limited liability company; and Jerry Linder, Christopher Cristea, and Edward Oswald, individuals. The Purchase Agreement provides for the acquisition by the Company of all of the outstanding limited liability company ownership interests of Mercy CarePlus in consideration for a base purchase price of $80 million. Net of retained cash, the base purchase price is approximately $74 million. The purchase price is subject to adjustment based upon an analysis after closing of Mercy CarePlus’ risk-based capital and incurred but not reported medical costs (IBNR), and the sellers shall be entitled to an additional $5 million payment in the event earnings in the twelve months ended June 30, 2008 are in excess of $22 million. The foregoing summary of the terms of the Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the Purchase Agreement which is attached hereto as Exhibit 10.1.
     The acquisition will be funded with available cash and Molina Healthcare’s credit facility. The acquisition is expected to close in the fourth quarter of 2007, subject to the obtaining of regulatory approvals and the satisfaction of other closing conditions.
     Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995: This current report contains “forward-looking statements” that are subject to numerous risks and uncertainties that may cause actual results to differ materially. Such factors include risks related to the obtaining of regulatory approvals for the acquisition and the satisfaction of other conditions to closing; the successful integration of the members, operations, and provider networks of Mercy CarePlus; attrition in membership pending the completion of the acquisition; provider relations; the ability of Molina Healthcare to finance the acquisition at closing; the accurate estimation of incurred but not reported medical costs; the successful renewal of the plan’s government contracts; the timely and successful expansion of the MC+ Managed Care Program by the state of Missouri; and numerous other risk factors as discussed in the Company’s Form 10-K Annual Report dated March 14, 2007 and its Form 10-Q Quarterly Reports dated May 7, 2007 and August 7, 2007 as filed with the Securities and Exchange Commission and available for viewing on its website at www.sec.gov. Molina Healthcare disclaims any obligation to update its forward-looking statements.
Item 9.01. Financial Statements and Exhibits
     (d) Exhibits
EX. 10.1 — Purchase Agreement dated September 6, 2007.
Signature(s)
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MOLINA HEALTHCARE, INC.
Date: September 7, 2007	By:	/s/ Mark L. Andrews
Mark L. Andrews
Chief Legal Officer, General Counsel